Exhibit 10.11

SEPARATION AGREEMENT

AND GENERAL RELEASE OF CLAIMS

This SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS (this “Agreement”) is entered into by and between Phio Pharmaceuticals Corp., a Delaware corporation (the “Company”) and Gerrit D. Dispersyn, Dr. Med. Sc. (the “Executive”) (each of the foregoing individually a “Party” and collectively the “Parties”).

WHEREAS, Executive’s employment with the Company terminated effective as of May 5, 2022 (the “Separation Date”);

WHEREAS, Executive and the Company are parties to that certain Employment Agreement dated April 24, 2017 (the “Employment Agreement”);

WHEREAS, in accordance with the terms of the Employment Agreement, the Company wishes to provide Executive with certain separation benefits, which are conditioned upon Executive’s execution, delivery and non-revocation of this Agreement; and

NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Executive and the Company, the Parties hereby agree as follows:

1.	Separation from Employment.

(a)            As of the Separation Date, Executive ceased all service as an employee of the Company and each other Company Party (as defined below), and Executive is deemed to have automatically resigned (i) as an officer of the Company and its affiliates (as applicable) and (ii) from the board of directors or similar governing body of each of the Company and its affiliates (as applicable) and any other corporation, limited liability company, trade organization, or other entity in which the Company or any of its affiliates holds an equity interest or with respect to which board or similar governing body Executive served as the designee or other representative of the Company or any of its affiliates.

(b)            Executive acknowledges and agrees that, with the exception of any unpaid base salary earned by Executive in the pay period that the Separation Date occurred, Executive has been paid in full all bonuses, been provided all benefits, and otherwise received all wages, compensation and other sums that Executive has been owed by each Company Party. Executive further acknowledges and agrees that Executive has received all leaves (paid and unpaid) that Executive has been entitled to receive from each Company Party.

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2.               Separation Payments and Benefits. Provided that Executive: (x) executes this Agreement by June 2, 2022 (which is at least 21 days following the date this Agreement was provided to Executive) and returns a copy of this Agreement that has been executed by Executive to the Company, so that it is received by Caitlin Kontulis, VP, Finance & Administration at 257 Simarano Dr., Ste. 101, Marlborough, MA 01752 (email: ckontulis@phiopharma.com) no later than 5:00 pm ET on June 2, 2022; (y) does not revoke Executive’s acceptance of this Agreement pursuant to Section 7; and (z) remains in compliance with the other terms and conditions set forth in this Agreement (including under Section 5), Executive shall be provided with the following separation payments and benefits in accordance with Section 5(d)(i) of the Employment Agreement:

(a)            The Company shall provide Executive with continued payment of Executive’s base salary monthly for a period of six (6) months following the Separation Date; and

(b)            Subject to any required employee contribution applicable to Executive as of the Separation Date, the Company shall continue to contribute (on a taxable basis) to the premium cost of Executive’s participation in the Company’s group medical and dental plans provided that Executive timely elects COBRA continuation coverage under such plans.

Executive acknowledges and agrees that the consideration referenced in this Section 2 represents the entirety of the amounts Executive is eligible to receive as severance pay and benefits from the Company or any other Company Party pursuant to the Employment Agreement or otherwise.

3.	Release of Liability for Claims.

(a)            For good and valuable consideration, including the consideration set forth in Section 2 (and any portion thereof), Executive knowingly and voluntarily (for Executive, Executive’s family and Executive’s heirs, executors, administrators and assigns) hereby releases and forever discharges the Company (the Company and their respective subsidiaries, collectively, the “Affiliated Entities”) and their respective affiliates, predecessors, successors, subsidiaries and benefits plans, the foregoing entities’ respective equity-holders, officers, directors, managers, members, partners, employees, agents, representatives, and other affiliated persons, and the Company’s and its affiliates’ benefit plans (and the fiduciaries and trustees of such plans) (collectively, the “Company Parties”), from liability for, and Executive hereby waives, any and all claims, damages or causes of action of any kind related to Executive’s ownership of any interest in any Company Party, Executive’s employment with any Company Party, the termination of such employment, and any other acts or omissions related to any matter occurring on or prior to the date that Executive executes this Agreement, including (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination, anti-harassment or anti-retaliation law, regulation or ordinance, including the Age Discrimination in Employment Act of 1967 (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code and the Americans with Disabilities Act of 1990; (B) the Employee Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform Control Act; (D) the National Labor Relations Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) the New York Equal Pay Law; (H) the New York Whistleblower Law; (I) the New York City Earned Sick Time Act; (J) the New York Workers’ Compensation Law’s anti-retaliation provisions; (K) the New York occupational safety and health laws; (L) the New York wage hour and wage-payment laws; (M) any other law, statute, ordinance, rule, regulation decision or order pertaining to employment or pertaining to discrimination on the basis of age, alienage, race, color, creed, gender, national origin, religion, physical or mental disability, marital status, citizenship, sexual orientation or non-work activities; (N) any federal, state or local wage and hour law; (O) any other local, state or federal law, regulation or ordinance; or (P) any public policy, contract, tort, or common law claims; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Released Claim (as defined below); (iii) any and all rights, benefits or claims Executive may have under any employment contract, incentive compensation plan, severance plan or equity-based plan with any Company Party or to any ownership interest in any Company Party (including the Employment Agreement); and (iv) any claim for compensation or benefits of any kind not expressly set forth in this Agreement (each, a “Released Claim,” collectively, the “Released Claims”). This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for any consideration received by the Executive pursuant to Section 2, any and all potential claims of this nature that Executive may have against any of the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.

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(b)            Section 1542 of the Civil Code of the State of California (“Section 1542”) provides:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive waives all rights under Section 1542 or any other law or statute of similar effect in any jurisdiction with respect to the Released Claims. Executive acknowledges that Executive understands the significance and specifically assumes the risk regarding the consequences of such release and such specific waiver of Section 1542.

(c)            For the avoidance of doubt, nothing in this Agreement releases Executive’s rights to receive payments or benefits pursuant to Section 2. Further, in no event shall the Released Claims include (i) any claim that arises after the date that Executive signs this Agreement; (ii) any claim to vested benefits under an employee benefit plan that is subject to ERISA; and (iii) any claim for breach of, or otherwise arising out of, this Agreement. Further notwithstanding this release of liability, nothing in this Agreement prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief from a Company Party as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions, and this Agreement further prohibits Executive’s ability to pursue any claims against the Company Parties seeking monetary relief for Executive and/or as a representative on behalf of others. Further, nothing in this Agreement prohibits or restricts Executive from filing a charge or complaint with, or cooperating in any investigation with, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other governmental agency, entity or authority (each, a “Government Agency”). This Agreement does not limit Executive’s right to receive an award for information provided to a Government Agency. Nothing herein shall prevent Executive from discussing or disclosing information regarding unlawful acts in the workplace, such as harassment, discrimination or any other conduct that Executive has reason to believe is unlawful.

4.               Representations and Warranties Regarding Claims. Executive represents and warrants, that as of the time at which Executive signs this Agreement, Executive has not filed or joined any claims, complaints, charges, or lawsuits against any of the Company Parties with any governmental agency or with any state or federal court or arbitrator for, or with respect to, a matter, claim, or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Executive signs this Agreement. Executive further represents and warrants that Executive has not made any assignment, sale, delivery, transfer or conveyance of any rights Executive has asserted or may have against any of the Company Parties with respect to any Released Claim. Executive covenants and agrees never to sue the Company Parties based on any claim released by Executive under Section 3 of this Agreement, except that, as described in Section 3(c), this Agreement does not limit Executive’s right to file a charge or participate in an investigation or proceeding conducted by the EEOC or the National Labor Relations Board (or another governmental agency with regard to which applicable law bars Executive from waiving and releasing Executive’s right to participate in an investigation or proceeding thereof) or to bring a lawsuit against the Company to challenge the validity of this Agreement.

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5.               Covenants.

(a)            Executive acknowledges and agrees that Executive has continuing obligations to the Company and its affiliates pursuant to that certain Employment Agreement, including obligations relating to confidentiality, intellectual property, competition, and non-solicitation (collectively, the “Covenants”). In entering into this Agreement, Executive acknowledges the continued effectiveness and enforceability of the Covenants, and Executive expressly reaffirms Executive’s commitment to abide by, and agrees that Executive will abide by, the terms of the Covenants.

(b)            Executive shall refrain from publishing any oral or written statements about the Company and any Company Party that (i) are slanderous, libelous, disparaging or defamatory, (ii) disclose confidential information of or regarding any Company Party’s business affairs, directors, officers, managers, members, employees, consultants, agents or representatives, or (iii) place the Company, any Company Party or any of their respective directors, officers, managers, members, employees, consultants, agents or representatives in a false light before the public.

(c)            Executive agrees to reasonably cooperate with the Company in any internal investigation, any administrative, regulatory, or judicial proceeding or any dispute with a third party. Executive understands and agrees that Executive’s cooperation may include making Executive available to the Company upon reasonable notice for interviews and factual investigations; appearing at the Company’s request to give testimony without requiring service of a subpoena or other legal process; volunteering to the Company pertinent information received by Executive in Executive’s capacity as an employee; and turning over to the Company all relevant documents which are or may come into Executive’s possession in Executive’s capacity an employee or otherwise, all at times and on schedules that are reasonably consistent with Executive’s other permitted activities and commitments.

(d)            Executive agrees that this Agreement, including the severance payments and benefits in Section 2, is confidential and agrees not to disclose any information regarding the terms of this Agreement, except to Executive’s immediate family and any tax, legal or other counsel that Executive has consulted regarding the meaning or effect hereof or as required by law, and Executive will instruct each of the foregoing not to disclose the same to anyone.

6.               Executive’s Acknowledgements. By executing and delivering this Agreement, Executive expressly acknowledges that:

(a)            Executive has been given at least 21 days to review and consider this Agreement. If Executive signs this Agreement before the expiration of 21 days after Executive’s receipt of this Agreement, Executive has knowingly and voluntarily waived any longer consideration period than the one provided to Executive and such earlier signature was not induced by the Company through fraud, misrepresentation or a threat to withdraw or alter this Agreement prior to the expiration of such 21-day period. No changes (whether material or immaterial) to this Agreement shall restart the running of this 21-day period.

(b)            Executive is receiving, pursuant to this Agreement, consideration in addition to anything of value to which Executive is already entitled;

(c)            Executive has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Executive’s choice and that Executive has had an adequate opportunity to do so prior to executing this Agreement;

(d)            Executive fully understands the final and binding effect of this Agreement; the only promises made to Executive to sign this Agreement are those stated herein; Executive is signing this Agreement knowingly, voluntarily and of Executive’s own free will with the full intent of releasing the Company Parties of all claims; Executive acknowledges and agrees that Executive has carefully read this Agreement; and that Executive understands and agrees to each of the terms of this Agreement;

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(e)            The only matters relied upon by Executive in causing Executive to sign this Agreement are the provisions set forth in writing within the four corners of this Agreement; and

(f)             No Company Party has provided any tax or legal advice regarding this Agreement, and Executive has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Executive’s own choosing such that Executive enters into this Agreement with full understanding of the tax and legal implications thereof.

7.               Revocation Right. Notwithstanding the initial effectiveness of this Agreement, Executive may revoke the delivery (and therefore the effectiveness) of this Agreement within the seven-day period beginning on the date Executive executes this Agreement (such seven-day period being referred to herein as the “Release Revocation Period”). To be effective, such revocation must be in writing signed by Executive and must be delivered personally or by courier to the Company so that it is received by Caitlin Kontulis, VP, Finance & Administration at 257 Simarano Dr., Ste. 101, Marlborough, MA 01752 (email: ckontulis@phiopharma.com) no later than 11:59 pm ET on the last day of the Release Revocation Period. If an effective revocation is delivered in the foregoing manner and timeframe, the release of claims set forth in Section 3 will be of no force or effect, Executive will not receive the payments or benefits set forth in Section 2, and the remainder of this Agreement will remain in full force and effect.

8.               Governing Law and Jurisdiction. This Agreement shall be construed and enforced under and be governed in all respects by the laws of the State of Massachusetts, without regard to the conflict of laws principles thereof. The Company and the Executive hereby consent and submit to the personal jurisdiction and venue of any state or federal court located in the city or county of Marlborough, Middlesex County, Massachusetts for resolution of any and all claims, causes of action or disputes arising out of or related to this Agreement.

9.               Counterparts. This Agreement may be executed in several counterparts, including by .PDF or .GIF attachment to email or by facsimile, each of which is deemed to be an original, and all of which taken together constitute one and the same agreement.

10.             Amendment; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by the Party to be charged. This Agreement, the Award Agreements and the Covenants constitute the entire agreement of the Parties with regard to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, oral or written, between the Executive and any Company Party with regard to the subject matter hereof.

11.             Third-Party Beneficiaries. Executive expressly acknowledges and agrees that each Affiliated Entity that is not a party to this Agreement shall be a third-party beneficiary of Sections 3,5, and 13 and entitled to enforce such provisions as if it were a party hereto.

12.               Further Assurances. Executive shall, and shall cause Executive’s affiliates, representatives and agents to, from time to time at the request of the Company and without any additional consideration, furnish the Company with such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable, as determined in the sole discretion of the Company, to carry out the provisions of the Agreement.

13.               Return of Property. Executive represents and warrants that Executive has returned to the Company all property belonging to the Company or any other Company Party, including all computer files, electronically stored information, computers and other materials and items provided to Executive by the Company or any other Company Party in the course of Executive’s employment and Executive further represents and warrants that Executive has not maintained a copy of any such materials or items in any form.

14.             Severability. Any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) hereof invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such modification or severance shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.

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15.             Interpretation. The Section headings have been inserted for purposes of convenience and shall not be used for interpretive purposes. The words “hereof,” “herein” and “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scop of such general statement, term or matter. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by each of the Parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties.

16.             No Assignment. No right to receive payments and benefits under this Agreement shall be subject to set off, offset, anticipation, commutation, alienation, assignment, encumbrance, charge, pledge or hypothecation or to execution, attachment, levy, or similar process or assignment by operation of law.

17.             Withholdings; Deductions. The Company may withhold and deduct from any payments or benefits made or to be made pursuant to this Agreement (a) all federal, state, local and other taxes as may be required pursuant to any law or governmental regulation or ruling and (b) any deductions consented to in writing by Executive.

18.             Section 409A. This Agreement and the benefits provided hereunder are intended to be exempt from, or compliant with, the requirements of Section 409A of the Internal Revenue Code of 1986 and the Treasury regulations and other guidance issued thereunder (collectively, “Section 409A”) and shall be construed and administered in accordance with such intent. Each installment payment under this Agreement shall be deemed and treated as a separate payment for purposes of Section 409A. Notwithstanding the foregoing, the Company makes no representations that the benefits provided under this Agreement are exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Executive on account of non-compliance with Section 409A.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the dates set forth beneath their names below, effective for all purposes as provided above.

PHIO PHARMACEUTICALS CORP
a Delaware corporation

/s/ Robert Bitterman
By: Robert Bitterman
Title: Chairman of the Board of Directors

EXECUTIVE

/s/ Gerrit Dispersyn
Name: Gerrit Dispersyn, Dr. Med.Sc.

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